UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Consent Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Consent Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

ZORAN CORPORATION
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
COWEN OVERSEAS INVESTMENT LP
RAMIUS ADVISORS, LLC
RAMIUS VALUE AND OPPORTUNITY ADVISORS LLC
RAMIUS LLC
COWEN GROUP, INC.
RCG HOLDINGS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
JON S. CASTOR
DALE FULLER
THOMAS LACEY
JEFFREY MCCREARY
JEFFREY C. SMITH
EDWARD TERINO

(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Ramius Value and Opportunity Master Fund Ltd, together with the other participants named herein (collectively, “Ramius”), has made a definitive filing with the Securities and Exchange Commission of a consent statement and an accompanying WHITE consent card to be used to solicit consents from stockholders of Zoran Corporation, a Delaware corporation (“Zoran”) for the removal of six current directors of Zoran and the election of Ramius’ six nominees.

On January 21, 2011, Ramius gave the following presentation to Institutional Shareholder Services:

RAMIUS VALUE AND OPPORTUNITY FUND

Presentation to ISS

Zoran Corporation

January 21, 2011

Overview of Ramius LLC

Ramius LLC is a registered investment advisor that manages assets of approximately $8.2 billion in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Luxembourg, Tokyo, and Munich.

Ramius Value and Opportunity Master Fund Ltd ("Ramius") is a private investment fund that invests primarily in the securities of U.S. public companies that it believes are deeply undervalued by the marketplace.

Ramius has a long track record of fulfilling our commitments to improve shareholder value at the companies we have targeted for significant investment.

Why Real Change is Required at Zoran Now

The current Board has overseen an extended period of underperformance

- Stock price has dramatically underperformed peers over the last one-, three-, and five-year periods
- Weak and declining financial performance
- Significant expenditures on R&D and acquisitions have failed to produce stockholder value

Stockholders deserve better

- We have serious concerns regarding Zoran's strategy
- We believe Ramius' nominees have a better plan to create value for stockholders
- Current Board has limited industry experience, has minimal vested financial interest, and has an average Board tenure of 20 years

Our nominees are committed to representing the best interests of all Zoran stockholders

- Ramius' nominees, five of whom are independent of Ramius, have the necessary business and financial experience to oversee a successful and prompt turnaround of Zoran
- Ramius is one of the Company's largest stockholders and beneficially owns 9.3% of the shares outstanding

Zoran Has Dramatically Underperformed

Zoran's stock has dramatically underperformed both its peers and the market for the past one, three, and five years. Over the past five years alone, Zoran's shares have lost more than half their value while its Peer Group and indices have each registered material gains.

Summary Returns

	As of December 3, 2010		
	1 year	3 year	5 year
Russell 2000 Index	28.5%	(0.5%)	9.5%
NASDAQ Index	19.2%	(1.7%)	14.0%
Peer Group	55.0%	4.4%	27.2%
Zoran Corporation	**(21.7%)**	**(65.0%)**	**(55.1%)**
Underperformance to Peers	**(76.8%)**	**(69.4%)**	**(82.3%)**

Five-Year Zoran Stock Price Chart (12/02/05 to 12/03/10)


200%
150%
100%
50%
0%
12/2/2005
12/2/2006
12/2/2007
12/2/2008
12/2/2009
12/2/2010
82.3% underperformance
ZRAN
Russell 2000 Index
NASDAQ Index
Peer Group

Three-Year Zoran Stock Price Chart (12/03/07 to 12/03/10)


150%
100%
50%
0%
12/3/2007
12/3/2008
12/3/2009
12/3/2010
69.4% underperformance
ZRAN
Russell 2000 Index
NASDAQ Index
Peer Group

One-Year Zoran Stock Price Chart (12/03/09 to 12/03/10)


200%
150%
100%
50%
12/3/2009
3/3/2010
6/3/2010
9/3/2010
12/3/2010
76.8% underperformance
ZRAN
Russell 2000 Index
NASDAQ Index
Peer Group

Source: Capital IQ as of December 3, 2010, the date that Ramius publicly filed its initial consent solicitation.
Peer Group sourced from Zoran 2010 proxy and includes ATHR, BRCM, CNXT, DLB, DSPG, EFII, MRVL, MSCC, NEWP, NVDA, OVTI, SIGM, SIMO, TRID and TQNT.

Zoran Has Dramatically Underperformed

Enterprise value has fallen from $604 million to $100 million over the past five years, a decline of 83% compared to the Peer Index which has risen by 49%.

Five-Year Relative Enterprise Value Growth/Destruction Chart (12/2/05 to 12/3/10)



200%
150%
100%
50%
0%
-50%
12/2/2005
12/2/2006
12/2/2007
12/2/2008
12/2/2009
12/2/2010
Peer Index = 49%
132% underperformance
ZRAN = (83%)
ZRAN
Peer Group

Five-Year Enterprise Value Chart (12/2/05 to 12/3/10)

($ in millions)



$1,000.0
$800.0
$600.0
$400.0
$200.0
$0.0
$604.0
$870.3
$975.0
$570.2
$496.7
$616.3
$700.3
$669.8
$799.1
$383.1
$291.5
$120.9
$45.3
$91.8
$218.3
$245.3
$178.5
$152.0
$88.9
$85.3
$100.3
Q4 05
Q4 06
Q4 07
Q4 08
Q4 09
12/3/10
Peak to Trough Value Destruction = $930 million
Peak to Current Value Destruction = $875 million

Source: Capital IQ as of December 3, 2010, the date that Ramius publicly filed its initial consent solicitation.
Peer Group sourced from Zoran 2010 proxy and includes ATHR, BRCM, CNXT, DLB, DSPG, EFII, MRVL, MSCC, NEWP, NVDA, OVTI, SIGM, SIMO, TRID and TQNT.
ZRAN enterprise value adjusted for $85m acquisition of Microtune as of announcement date on September 8, 2010.

Weak Historical Financial Performance

Since 2007, Zoran's revenue and gross profit have declined materially, yet operating expenses have remained relatively flat, causing EBITDA to decline from $53.4 million to -$8.5 million



Revenues
($ in millions)
$600.0
$500.0
$400.0
$300.0
$507.4
$438.5
$380.1
$376.5
(26%) Decline
2007
2008
2009
LTM



Gross Profit
($ in millions)
$400.0
$300.0
$200.0
$100.0
$271.1
$209.5
$183.6
$194.0
(28%) Decline
2007
2008
2009
LTM



Operating Expense
($ in millions)
$300.0
$250.0
$200.0
$150.0
$100.0
$225.6
$212.5
$206.9
$208.8
(7%) Decline
2007
2008
2009
LTM



EBITDA
($ in millions)
$75.0
$50.0
$25.0
$0.0
($25.0)
$53.4
$5.0
($16.4)
($8.5)
Over $60 million annual reduction in EBITDA
2007
2008
2009
LTM

Note: LTM as of September 30, 2010.
1) Operating expenses exclude one-time items.
2) 2009 SG&A expense adjusted to exclude $11 million licensing settlement.
3) EBITDA calculated as gross profit less R&D and SG&A plus Depreciation and Amortization, excludes one time items and includes stock based compensation.

Weak Historical Financial Performance

Despite spending considerably more in R&D and SG&A as a % of revenue than its peers, Zoran has failed to generate similar revenue growth or EBITDA margins

Revenue growth



30.0%
20.0%
10.0%
0.0%
-10.0%
-20.0%
-30.0%
10.3%
18.6%
-13.6%
0.0%
-13.3%
-8.9%
-0.9%
22.2%
2007
2008
2009
LTM
ZRAN
Peers

Gross Margin



60.0%
50.0%
40.0%
30.0%
53.4%
46.9%
47.8%
45.4%
48.3%
41.4%
51.5%
47.0%
2007
2008
2009
LTM
ZRAN
Peers

Operating Expense as % of Revenue



70.0%
60.0%
50.0%
40.0%
30.0%
44.5%
37.0%
48.5%
41.4%
54.4%
40.6%
55.5%
36.6%
2007
2008
2009
LTM
ZRAN
Peers

EBITDA Margin



20.0%
10.0%
0.0%
-10.0%
-20.0%
10.5%
11.3%
1.1%
9.6%
-4.3%
3.7%
-2.3%
12.4%
2007
2008
2009
LTM
ZRAN
Peers

Note: LTM as of September 30, 2010. Source: Capital IQ.
(1) Operating expenses defined as SG&A plus R&D. EBITDA excludes one-time items.
(2) Median of peer group sourced from Zoran 2010 proxy, includes ATHR, BRCM, CNXT, DLB, DSPG, EFII, MRVL, MSCC, NEWP, NVDA, OVTI, SIGM, SIMG, TRID and TQNT.

Significant Expenditures on R&D and Acquisitions Have Failed to Produce Stockholder Value

Zoran has spent $800 million, or $15.93 per share, in R&D and acquisitions over the last six years

R&D and Acquisition Expenditures

($ in millions)



$250.0
$200.0
$150.0
$100.0
$50.0
R&D
Acquisitions
$134.4
$44.6
$89.8
$99.1
$99.1
$113.1
$113.1
$145.8
$27.9
$117.9
$110.5
$110.5
$197.1
$85.0
$112.1
2005
2006
2007
2008
2009
LTM

Enterprise Value

($ in millions)



$1,000.0
$800.0
$600.0
$400.0
$200.0
$0.0
$604.0
$496.7
$799.1
$45.3
$178.5
$100.3
(83%) Decline
2005
2006
2007
2008
2009
12/3/10

Source: Capital IQ as of December 3, 2010, the date that Ramius publicly filed its initial consent solicitation.
Note: LTM as of September 30, 2010. Zoran enterprise value adjusted for $85m acquisition of Microtune as of announcement date on September 8, 2010.

Significant Expenditures on R&D and Acquisitions Have Failed to Produce Stockholder Value

Despite these massive investments, enterprise value has declined by more than $500 million

R&D and Acquisition Expenditures over the past Six Years Compared to Enterprise Value *($ in millions)*



$800.0
$600.0
$400.0
$200.0
$0.0
($200.0)
($400.0)
($600.0)
$800.0
Investment
EV
Destruction
($503.7)

The Board Has a Poor Track Record for Allocating Capital.

Why Has this Board Not Been Held Accountable for this Massive Destruction in Value?

Source: Capital IQ as of December 3, 2010, the date that Ramius publicly filed its initial consent solicitation.
Note: Zoran enterprise value adjusted for $85m acquisition of Microtune as of announcement date on September 8, 2010.

Significant Expenditures on R&D and Acquisitions Have Failed to Produce Stockholder Value

Failed investments and high operating costs have produced significant losses in the Digital Television (DTV) and DVD businesses, which, in turn, have masked profits in the Digital Still Camera (DSC) and Printer businesses

LTM as of 9/30/10 *($ in millions)*

	DTV	DVD	DSC	Printing	Total
Revenue	$100.5	$46.1	$171.6	$58.4	$376.5
Gross Margin	38.5%	34.6%	54.0%	80.0%	51.5%
Gross Profit	38.7	15.9	92.6	46.7	194.0
R&D	(51.6)	(10.1)	(34.8)	(15.7)	(112.1)
SG&A	(38.7)	(10.6)	(30.9)	(16.4)	(96.7)
Operating Income	**($51.6)**	**($4.8)**	**$26.9**	**$14.6**	**($14.9)**
R&D as % total	*46.0%*	*9.0%*	*31.0%*	*14.0%*	100.0%
SG&A as % total	*40.0%*	*11.0%*	*32.0%*	*17.0%*	100.0%
Op Margins	*(51.3%)*	*(10.4%)*	*15.7%*	*24.9%*	*(4.0%)*

- Given that the recent reduction in revenue guidance is primarily attributed to market share loss in DTV, the losses in the DTV segment may only get worse

How Long Will this Board Allow Management to Make Aggressive Investments in a Money Losing Business with Little, if Any, Visibility For an Acceptable Return on Invested Capital?

Source: Ramius internal estimates.

We Have Serious Concerns Regarding Zoran's Strategy

Not only has Zoran's Board overseen a massive destruction in value, but the Company's strategy to create value for stockholders is highly questionable

- Zoran faces significant competitive and structural challenges in DTV, which have resulted in estimated LTM operating losses of $52 million
  - We believe the Company's proposed solution to improve revenue in DTV by investing heavily in R&D to penetrate the tier-one market is a flawed strategy that may result in continued losses
  - Zoran's recent commitment to breakeven in DTV in the third quarter of 2011 is highly misleading given that the third quarter is the seasonally strongest quarter of the year and will result in the remainder of the year generating substantial losses
- Zoran's plan to improve its DTV segment with the acquisition of Microtune is questionable given the lack of strategic synergies between the businesses
  - Technology differences between Microtune's tuner and Zoran's system-on-a-chip (SoC) will prohibit Zoran from immediately integrating Microtune's tuner into its SoC
  - Microtune's DTV business has not been successful in generating any material revenue and has produced substantial losses at Microtune
- Increased commoditization in the DVD business has resulted in a significant decline in revenue and operating losses
  - Zoran's recently announced strategy to reduce operating expenses is primarily in reaction to Ramius' concern of losses in that segment
- Zoran has failed to outline a successful strategy for its Digital Still Camera (DSC) business to compete against the growing threat of the mobile phone market
- Despite substantial investments in the color laser product line, overall revenue and profits of Zoran's Printer business have suffered materially

We Have Serious Concerns Regarding Zoran's Strategy

Zoran faces significant competitive and structural challenges in the DTV segment

- The DTV business is highly competitive. The high performance segment requires large R&D investments in advance of customer commitments, while the mid and low tier suffers from significant price and margin pressure
  - The large R&D spending required to be in the DTV business means global leadership with comparatively high revenue and gross margin is required to have a chance to be profitable
  - The mid to low end of the market is plagued with a number of low cost, Asia-based suppliers fighting for market share, resulting in significant pricing and margin pressure
  - On the higher end, a number of significantly larger companies have entered the market and are aggressively investing in next generation technology to gain market share
- There is a high risk of customer attrition given the increase in competition, with price being a significant factor in customer decision making and aggressive pricing a requirement to 'get back in' to lost accounts or to win new accounts
- In the last quarter alone, Zoran lost share at one of its largest DTV customers, causing the Company to significantly lower guidance
  - ***"DTV was impacted by share loss by our customers to tier-1 brands combined with severe price erosion in the segments they serve. We were also impacted by one of our customers' decision to add a second source supplier, causing additional share loss for Zoran."*** – *Dr. Levy Gerzberg, Q3 2010 earnings release*
- Our channel checks indicate that this customer likely decided to add a second source supplier primarily based on price, because an Asia-based supplier was willing to fill orders at cost in order to increase capacity at its fab and maintain a high utilization rate

The DTV Business is Structurally Flawed and Has Been the Main Contributor to Substantial Losses at the Company

We Have Serious Concerns Regarding Zoran's Strategy

Zoran's promise of revenue growth in DTV continues to be elusive…

Q1 2010 call:

Missed Expectations - *"**In DTV, unexpected events had a negative impact on our results.** First, two customers significantly reduced orders at the end of quarter … **our near-term growth expectations have been substantially reduced.** Second… there was a far greater than expected decline in ASPs over the last quarter."*

Broken Promises - *"We believe **it's a temporary hiccup in DTV.** We have a strong market position. We have many design wins. Our FRC is gaining very good momentum … **we have a better solution.**"*

Q2 2010 call:

Missed Expectations - *"… **DTV continued to face challenges** … We are working to recover from the recent setbacks in DTV, which have **significantly reduced our expectations for revenues in the second half of 2010.**"*

Broken Promises - *"Our FRC solution has been extremely well received… because of its superior performance, we have been able to gain entry into several tier-1 accounts. We believe **we are taking the necessary steps to regain traction and increase customer design wins** … our solutions for FRC, internet connectivity and 3D will be **well-received among customers and provide additional revenue opportunities.**"*

Q3 2010 call:

Missed Expectations - *"In DTV, several factors impacted our results. First, top-tier DTV brands continued to aggressively drop prices, effectively squeezing out market share to the detriment of less expensive mid-range and value brands. We were also impacted by one of our customer's decision to add a second source supplier, causing additional share loss for Zoran. The share loss is primarily in the U.S., which is … our main business." **The drop in the DTV business actually was very fast…it was very difficult to see the very fast decline of our key customer' market share…we had a plan at the beginning of the year for a much better momentum in this market…it has not happened….***

Broken Promises - *"We believe that this trend with the first tier continuing by themselves in the very low end will not continue for long. And **we are seeing signs already.** They are coming to us and they are working with us on new programs."*

Why Should We Believe That the Current Promise for Revenue Growth Will Result in a Different Outcome than Past Promises?

We Have Serious Concerns Regarding Zoran's Strategy

Zoran's commitment to breakeven in DTV for Q3 2011 is highly misleading given that Q3 is the seasonally strongest quarter of the year. DTV must do much better to be profitable for a full year

- Zoran has recently committed to breaking even in DTV in the third quarter of 2011
- However, this is highly misleading given that the third quarter is by far Zoran's seasonally strongest quarter of the year in the DTV segment due to inventory building ahead of the holiday season
  - Over the past three years, Zoran's third quarter DTV revenue has averaged approximately **42% higher** than the other three quarters of the year
- **A commitment to only breakeven during the seasonally strongest quarter of the year, will actually result in substantial losses during the remaining quarters**

DTV Quarterly Revenue (2008 to 2010) *($in millions)*



$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$27.3
$24.0
$24.4
$36.0
$41.1
$26.1
$44.1
$45.1
$22.8
$17.2
$27.1
$9.2
Q1
Q2
Q3
Q4
2008
2009
2010

We Believe Zoran is Using Misleading Claims to Instill False Confidence in the DTV Segment

Note: Q4 2010 based on Wall Street estimates.

We Have Serious Concerns Regarding Zoran's Strategy

Zoran's strategy to improve its DTV business by penetrating the tier-one market is flawed

- Zoran's strategy to improve revenue and operating profits in DTV is to penetrate the tier-one market while de-emphasizing the tier-two market in an effort to increase gross margins and improve profitability
- However, similar to Zoran's old strategy, this new strategy has several flaws:
  - Zoran must win this business from a number of larger and more established players, something it has not shown an ability to do, and which is likely to become more difficult in the future
  - Since price is a key factor in winning business in DTV, especially when breaking in to new accounts, Zoran may find the only way to substantially increase revenue is by decreasing price, further pressuring gross margins and profitability
  - The higher end DTV market is characterized by significant performance and feature competition, which requires substantially more R&D spending than the mid to lower end, making scale essential to achieve a profit
  - Zoran may need a larger revenue base to earn a profit in the higher end DTV business, given the possibility for substantially higher operating costs
  - The higher end DTV market has a shorter life cycle than the mid to lower end market, meaning Zoran will have to continually win next generation business in order to sustain revenue growth

We Have Serious Concerns Regarding Zoran's Strategy

Zoran's idea of "success" in DTV is likely to result in substantial losses in the segment

- **Even if Zoran proves "successful" at penetrating into tier-one customers and growing its revenue base, we believe it will prove difficult, if not impossible, to generate an acceptable return on the investment in DTV**
- Trident Microsystems, currently one of the larger players in the DTV business, with corporate LTM revenues of $470 million, continues to generate substantial losses
- Analysts are expecting Zoran to generate between $50 million and $75 million in DTV revenue for 2011. While Trident's product mix has some differences with Zoran, Trident's revenue base is expected to be 7-10x greater than Zoran's, and yet, even at that revenue level, Trident is still expected to lose money
- To be successful in DTV requires **both** scale and leadership products that provide superior gross margins

Trident Microsystems Non-GAAP Operating Performance *($ millions)*

	2009	LTM	2010E	2011E
Revenue	$84.8	$470.5	$555.6	$534.0
Cost of Revenue	(59.9)	(328.5)	(387.7)	(362.4)
Gross Profit	24.9	142.0	167.9	171.6
Gross Margin	*29.4%*	*30.2%*	*30.2%*	*32.1%*
Operating Expenses:				
R&D	(54.8)	(142.3)	(165.1)	(142.0)
SG&A	(23.9)	(56.5)	(64.6)	(50.0)
Total Operating Expenses	(78.7)	(198.8)	(229.7)	(192.0)
Operating Profit	($53.8)	($56.8)	($61.8)	($20.4)
Operating Margin	*-63.4%*	*-12.1%*	*-11.1%*	*-3.8%*

Note: LTM as of September 30, 2010.
(1) Operating performance per Wall Street research and is Non-GAAP and excludes amortization and stock based compensation.

We Have Serious Concerns Regarding Zoran's Strategy

Longer term, Zoran will face increasing competition in DTV from larger and better funded competitors, further reducing its chances to succeed

- Over the last several years, a number of large players have either entered the DTV market, or have increased spending in DTV, looking to penetrate the tier one market
  - These include Samsung, Intel, Renesas, Broadcom, STMicroelectronics, MediaTek, and others
- This increase in competition will further reduce pricing and the potential for an acceptable level of profitability, eventually driving many of the smaller competitors out of the market
- Longer term, if the DTV market becomes large enough, and many of the smaller players are forced out, we believe significant scale will be the only way to produce an acceptable level of profitability in the DTV market
- Under this scenario, despite extraordinary know-how and hard work from their extremely capable engineering staff and others, Zoran is likely to be outmatched by significantly larger players.

Large DTV Competitors Total LTM Revenue versus Zoran *($ in millions)*


$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
$135,650
$43,623
$10,022
$6,009
$5,629
$3,839
$377
Samsung
INTC
Renesas
BRCM
STM
Mtek
ZRAN

We Have Serious Concerns Regarding Zoran's Strategy

Zoran's plan to improve its DTV business with the acquisition of Microtune is a flawed business proposition

- On September 8, 2010 Zoran announced that it had entered into a definitive agreement to acquire Microtune, Inc (NASDAQ: TUNE) for approximately $84 million net of cash acquired
- Immediately following the announcement, Zoran held a conference call to discuss the acquisition and, by the end of the first trading day, the stock had dropped by 10.1%, destroying approximately $42 million of enterprise value
- On the conference call, Zoran stated one of its purposes for the acquisition was to "…strengthen Zoran's position in DTV."
- However, given that Microtune's tuner technology is based on silicon germanium and Zoran's SoC technology is based on standard digital CMOS, Zoran will **NOT** be able to immediately integrate Microtune's tuner into its SoC
- Zoran's admits that ***"the plans for how we bring the products together will have to evolve over time."***
- Not only are there no immediate technology synergies in the acquisition, but **Zoran also seems to have no plan for cost synergies beyond the obvious removal of public company costs**

On the conference call to discuss the acquisition, Zoran's management stated:

– *"On a non-GAAP basis, they are profitable on the bottom line right now, I believe. And so given that this is a cash deal when you look at [it] you have to take in consideration that **as we reduce our cash balance or our interest goes down a little bit, I think the profitability there is still enough to for this deal to be accretive**…As a public company costs, it's definitely an accretive scenario that we're looking at."* Zoran further stated that it does ***"not have a solid transition plan…"***

We Have Serious Concerns Regarding Zoran's Strategy

While Zoran wants stockholders to believe that the acquisition of Microtune will solidify its DTV business, the reality is that Microtune's DTV business has not been successful

- Q2 2007 call: *"We are going to have a product... We are still working with a couple of partners to develop a system and package based solution which will have our tuner inside that... **I wouldn't count on anything until 2009.**"*
- Q3 2007 call: *"The competition is and remains the Can tuner and is a robust competitor. However, **the transition to silicon tuners is beginning to play out as we expected... I think it's more of a 2009 phenomenon.**"*
- Q1 2008 call: *"I do believe we are pretty actively involved with a number of television manufacturers. **We are optimistic that we can start getting a little bit of revenue there towards the end of the year. I think more realistically it's a 2009 driver.**"*
- Q4 2008 call: *"We are targeting the introduction of our next generation DTV tuner to a focused customer group later this year. **We remain very optimistic about the DTV prospects of 2010 and beyond.**"*
- Q3 2009 call: ***"We've shipped some product into the television market. It hasn't been that great...*** *This product that we're going to introduce in December, we believe, not only is a great, highly integrated product, we also think that from a price point, it gives a television manufacturer a cost advantage over the canned tuners...* ***we believe that the design wins will expand in 2010, and, for us, the belief really is 2011 is going to be a great year."***
- Q4 2009 call: *"We believe that we will have a clear indication of the future success of our latest TV tuner no later than mid-year, **with resulting revenue beginning to occur in late 2010 and into 2011.**"*
- Q1 2010 call: *"We continue to see strengthening in DTV. There's a lot of work being put into that right now and we hope to continue to be able to get some successes there. And **as we go into the next couple years, it could be a market for us that is very strong.**"*

Goal Post for DTV Success


2008
2009
2010
2011
Beyond

Despite Investing More Than $45 million in R&D for DTV over the Last Three Years, Microtune Has Not Announced any Significant DTV Contracts

We Have Serious Concerns Regarding Zoran's Strategy

Microtune's DTV business has been a significant drag on operating profit at Microtune, heavily relying on the cash flow from its cable business to fund the DTV business

($ in millions)

	2007	2008	2009	2010E
Revenue:				
Cable	$62.8	$71.3	$57.4	$75.5
Auto	19.8	25.9	14.2	16.4
DTV	8.6	10.8	3.0	4.5
Gross Profit:				
Cable	34.5	38.5	31.2	40.8
Auto	8.3	10.6	6.0	7.0
DTV	3.6	4.2	1.3	1.9
SG&A:				
Cable	(12.2)	(12.0)	(12.0)	(13.0)
Auto	(5.5)	(5.5)	(5.5)	(5.6)
DTV	(4.4)	(4.4)	(4.4)	(3.9)
R&D:				
Cable	(5.9)	(5.8)	(6.4)	(8.5)
Auto	(3.6)	(3.9)	(4.3)	(4.9)
DTV	(14.2)	(16.2)	(17.8)	(14.8)
Operating Income:				
Cable	$16.4	$20.6	$12.8	$19.3
Auto	(0.8)	1.3	(3.7)	(3.6)
DTV	(15.1)	(16.3)	(20.9)	(16.9)

Source: Ramius internal estimates.
Excludes SOIRE.

We Have Serious Concerns Regarding Zoran's Strategy

The DVD market has become increasingly competitive and commoditized, leading to revenue declines and substantial operating losses

- Over the last several years, the DVD market has become increasingly commoditized with a number of new low cost players entering the market and driving pricing down across the industry
- As a result, Zoran's DVD revenue and gross margins have suffered materially
- Over the last three years, Zoran's DVD revenue has fallen from $144.7 million in 2007 to an estimated $36.8 million in 2010 based on analyst projections
- While an eventual decline in the DVD market seemed expected, Zoran was slow to react to reduce costs in this segment. Instead, the Company was looking to become a leader in an increasingly commoditized space

DVD Revenue (2007 to 2011E) *($ in millions)*



$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$144.7
$66.1
$53.2
$36.8
$19.0
(87%) Decline
2007
2008
2009
2010E
2011E

Zoran Management Commentary on DVD

Q4 2007
*"We **continue to gain market share in DVD…a trend we expect to continue**…"*

Q4 2008
"…we are making strides in our geographic expansion efforts."
*"Again, **we are making a bet that there is going to be a Blu-Ray market in the future**…"*

Q4 2009
*"…we are entering, as we mentioned earlier, some solutions on the market with our Blu-ray solution. **We are in an excellent position to supply this**…"*

Q1 2010
*"While this market has been notoriously slow to take off, we are encouraged by the latest market trends and **believe we can emerge as the market leader in this segment**."*

Note: 2010E and 2011E revenue based on Wall Street Research.

We Have Serious Concerns Regarding Zoran's Strategy

While Zoran has finally committed to reducing expenses in DVD, this decision appears to be highly reactionary to Ramius' concerns around the significant losses in the segment

- On December 13, Zoran announced in its preliminary consent revocation materials, in response to Ramius' preliminary filing of its consent materials, that it was discontinuing its investment in DVD to improve profitability
  - "Zoran determined that it is in the best interests of the Company and its stockholders to discontinue investments in this product line. As a result, this quarter we reduced our headcount in DVD by over 70%..."
  - Zoran further stated that "Over the past nine months, having not met our own expectations for the Company's DVD and DTV businesses, the Board and management team have been evaluating Zoran's technology, expense structure and opportunities in DVD and DTV…prior to the Ramius Group's investment in Zoran…"
- **While Zoran would like stockholders to believe that the Company came to this conclusion over the last nine months, and prior to Ramius' involvement, the Company's actual statements over that time say otherwise…**
  - *CEO Dr. Levy Gerzberg, Q1 2010 conference call:* "We expect to see Blu-ray players, portable and combo products enter the retail markets towards the end of the second quarter, with increasing sales into Q3. While this market has been notoriously slow to take off, we are encouraged by the latest market trends and believe we can emerge as the market leader in this segment."
  - *CEO Dr. Levy Gerzberg, Q2 2010 conference call:* "During the quarter, we won design wins for Blu-ray products with some of the largest DVD ODMs transitioning to Blu-ray global markets…we are already working with several manufacturers in the Blu-ray portable segment and expect to see several wins in the next few quarters"
  - *CEO Dr. Levy Gerzberg, Q3 2010 conference call:* "we continue to ship to the higher margin segments like portable and automotive with Tier 1 customers. In addition, new HDMI model from Panasonic, based on our Vaddis solutions, are now shipping."

We Have Serious Concerns Regarding Zoran's Strategy

Zoran has failed to outline a successful strategy for its DSC business to compete against the growing threat of the mobile phone market. Its own effort to gain penetration in camera phones has failed

- CEO Dr. Levy Gerzberg, Q4 2007 conference call: "Our multimedia mobile phone segment is making significant progress, which **we expect to create substantial growth opportunities for Zoran in the future**."
- *CFO Karl Schneider, Q1 2008 conference call:* "We're going to be probably **at the higher end of some of the numbers** I've indicated… between $30 and $50 million in [annual] revenue from mobile **phones…The mobile phone business is doing really well**. This is a window of opportunity… **Could be $20 plus million on a quarterly basis, starting Q3, Q4**."
- *CEO Dr. Levy Gerzberg, Q4 2008 conference call:* "We continue to invest in this market in the niche that **we believe we can really dominate** by leveraging our camera technology in that niche. So **we will be in the best camera-enabled cell phone or cell phones on the market**…We have many opportunities with one customer and more are coming."
- *CEO Dr. Levy Gerzberg, Q3 2009 conference call:* "During this quarter, **we discontinued development activity on our APPROACH processors for the multimedia mobile phone market**. While we achieved some major successes, including LG's Viewty Camera Phone, we decided that it would be a more efficient use of our resources to explore related market segments, including Camera Phones, with our COACH product line."

Mobile Phone Quarterly Revenue (2008 to 2010) *($ in millions)*



$15.0
$10.0
$5.0
$0.0
$7.6
$9.0
$3.8
$5.2
$4.8
$6.2
$4.6
$3.7
$1.8
NA
NA
Q1 08
Q2 08
Q3 08
Q4 08
Q1 09
Q2 09
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10

Note: As of Q2 2010, Zoran does not break out mobile phone segment sales.

We Have Serious Concerns Regarding Zoran's Strategy

Performance of Zoran's printer business has suffered despite large investments in its color laser product line

- Lofty expectations for the color laser product line have failed to materialize in revenue or profit growth
  - *CEO Dr. Levy Gerzberg, Q1 2008 conference call:* "**Our investments last year in the emerging color laser segment are expected to pay off later this year and more significantly in 2009**."
  - *CEO Dr. Levy Gerzberg, Q4 2008 conference call:* "We saw our revenues come down primarily because the nature and the competitiveness of the inkjet printer market, which is a very captive market. And as that market became more and more brutal and cost effective, a lot of those guys continued to do stuff in-house…While there has been some scaling back of expectations for growth in the color laser segment, **we remain confident that our investment in this area will position us to take a leadership position in the future**."
  - *CEO Dr. Levy Gerzberg, Q3 2009 conference call:* "We mentioned that we're going to see some results from our efforts in the Quatro product line. This is the SoC for printers, which we bundle with our software. And as we mentioned, this is really a unique opportunity for us because none of our competitors really have this and **we believe that the laser printer market will eventually start showing recovery. So we are hopeful that that will happen as well, as we mentioned, toward the second half of the year**."

Printer Division Operating Performance *($ in millions)*

	2007	2008	2009	2010E	Change '07- 10
Revenue	92.8	74.3	53.5	59.3	(33.5)
Operating Profit	24.6	21.1	8.3	14.8	(9.8)
Operating Margin	*26.5%*	*28.4%*	*15.5%*	*24.9%*	

Note: Segment Revenue and Operating Profit based on ZRAN 2009 10-K.
2010 revenue estimates based on Wall Street Research, operating income based on Ramius estimates.

We Have Serious Concerns Regarding Zoran's Strategy

Management and the Board have little credibility for predicting the outcome of their businesses

DVD Segment			DSC Segment (Mobile Business)			DTV Segment		
	Quote	Revenue		Quote	Revenue		Quote	Revenue
Q4 2007	"We continue to gain market share in DVD ... a trend we expect to continue ..."	$144.7	Q4 2007	"Our mobile phone segment is making significant progress... we expect to create substantial growth opportunities for Zoran in the future."	NA	Q1 2010	We have a strong market position ... Our FRC is gaining very good momentum... we have a better solution	$137.6
Q4 2008	"...we are making strides in our geographic expansion efforts... we are making a bet that there is going to be a Blu-Ray market in the future	$66.1	Q1 2008	We're going to be probably at the higher end of some of the numbers I've indicated ...between $30 and $50 million in revenue from mobile phones... The mobile phone business is doing really well ..."	$7.6	Q2 2010	"...we are taking the necessary steps to regain traction and increase customer design wins ...our solutions...will be well received among customers and provide additional revenue opportunities."	$122.7
Q1 2010	"...we are encouraged by the latest market trends and believe we can emerge as the market leader in this segment."	$55.7	Q4 2008	"We believe we can really dominate ...we will be in the best camera-enabled cell phone or cell phones on the market"	$5.2	Q3 2010	"... we are seeing signs already. They are coming to us and they are working with us on new programs."	$100.5
Q2 2010	"...we are already working with several manufacturers in the Blu-ray portable segment and expect to see several wins in the next few quarters."	$52.5	Q1 2009	"Interest has been solid, and we are currently working with customers on securing new design wins"	$4.8	12/13/10	"We expect to achieve our revenue and design win targets ...to contribute substantially to our growth and profitability in 2012..."	$82.6
12/13/10	"Zoran determined that it is in the best interest of the Company and its stockholders to discontinue investments in this product line."		**Q3 2009**	"During this quarter we discontinued development activity on our APPROACH processors for the multimedia mobile phone market"		???		???

Why Should Stockholders Believe that the DTV Segment will be Any Different? Who on the Board is Ensuring that Stockholders Don't Continue to Lose Money to Only Get to the Same Result?

Note: Revenue for DVD and DTV segment based on LTM revenue. Revenue for DSC Segment (mobile business) based on quarterly revenue as LTM revenue was not available for all dates.
Note: DTV Segment revenue for 12/13/2010 based on analyst estimates as of Q4 2010.

We Have Serious Concerns Regarding Zoran's Strategy

Zoran's strategy has failed to deliver value to stockholders

- The stock has dramatically underperformed both its peers and the market over the last one-, three-, and five-year periods, including losing more than half of its value over the last five years
- Poor allocation of capital in R&D and acquisitions over the last six years of $800 million, or $15.93 per share, has resulted in the destruction of over $500 million of enterprise value

We Believe Management and the Board have little credibility

- Failure by management and the Board to outline an integration plan for stockholders around the $85 million Microtune acquisition beyond the removal of public company costs
- Discontinuation of the APPROACH processor for mobile phones after a failure to produce positive results despite a promise of $30 - $50 million of annualized revenue
- Discontinuation of investments in the DVD segment ***only*** after Ramius highlighted its significant losses and despite previous comments only two quarters beforehand to **"emerge as the market leader."**
- Continued promises in DTV that have resulted in nothing but market share losses and revenue declines and a plan to penetrate the tier-one market that we believe will still result in substantial losses for the segment

We Do Not Trust the Current Board to Properly Oversee This Company. It is Time for A Reconstituted Board That is Committed to Delivering Value to Stockholders

Our Nominees Have a Better Plan to Create Value at Zoran

Ramius' nominees will focus on the following areas of the Company to deliver value to stockholders:

- Deliver positive earnings results
  - Each business / product line must be measured and must deliver positive results
- Focus only on projects that will result in a positive risk adjusted return on invested capital over an acceptable time period
  - Any proposed investment must have an identifiable market opportunity with a clear path toward generating profits and an acceptable return on investment over a reasonable time period
- Establish a best in class financial performance vision and compensate employees on reaching those goals
  - Set an operating margin target with clear steps toward reaching those goals; deliver earnings growth in excess of revenue growth; focus on reducing R&D and SG&A expenses to best in class levels
- Realize the full potential of the business and the technology
  - Establish the accounts and regions where performance is strongest and drive the entire organization toward those benchmarks
- Ensure each business segment is self funding and can stand on its own
  - Unless DTV and DVD can reach an acceptable level of profitability in a reasonable time frame, explore options for those businesses
- Develop new areas for growth with existing technology
  - Digital Video Recorders, Security and Surveillance, and Streaming Video Solutions
- Extend customer base
  - Currently too dependent on too few accounts

Our Nominees Have a Better Plan to Create Value at Zoran

Ramius' nominees will focus on the following areas of the Company to deliver value to stockholders:

- Facilitate strengthening of Zoran's financial, segment, management and external reporting to provide more complete and relevent information to all constituents
- Facilitate improvements to the transparency of the company's performance to investors and strengthen investor relations efforts
- Improve executive compensation through a more comprehensive compensation program that incents and rewards management for increasing stockholder value

Our Nominees Have a Better Plan to Create Value at Zoran

Specifically, within each segment, our nominees would explore the following actions:

DTV

- Explore strategic alternatives to maximize value for the business
- If unable to sell, look to significantly reduce R&D and SG&A expenses until the business, on a stand-alone basis, is profitable

Microtune

- Exit or reduce expenses in underperforming DTV business
- Focus on highly profitable cable business to increase operating profit from breakeven to $17 million
- Establish roadmap with cable providers which lays out a clear goal to transition technology away from silicon germanium and toward standard digital CMOS

DVD

- Explore strategic alternatives and significantly reduce operating expenses to return the segment to profitability until it is exited

Digital Still Camera

- Develop a roadmap to better compete against the growing mobile phone threat
- Target a 15%-20% sustainable operating margin goal
- Explore other adjacent market opportunities that can utilize the COACH processor technology such as digital video recorders, security and surveillance, and streaming video solutions

Printer

- Streamline cost structure in line with projected revenue and target 25% to 30% operating margins

Our Nominees Have a Better Plan to Create Value at Zoran

By concentrating on Zoran's DSC and Printer businesses as well as Microtune's Cable business, we believe operating profits could be increased from -$16.2 million to $59.2 million, <u>an increase of $75.4 million, without even making any improvements to DSC and Printer</u>

($ in millions)

Business Segment	LTM Op. Income	Plan	Pro Forma Op. Income
DSC	$26.9		$26.9
Printer	14.6		14.6
Microtune	(1.3)	Exit DTV and Focus on Cable	17.7
DTV	(51.6)	Explore alternatives	NM
DVD	(4.8)	Explore alternatives	NM
Total	($16.2)		$59.2

ZRAN Operating Profit

($ in millions)

Status quo (with Microtune)



$100.0
$50.0
$0.0
($50.0)
($100.0)
$2.6
($35.1)
($16.2)
($35.4)
2008
2009
LTM
2010E

Pro Forma (with Microtune)



$100.0
$50.0
$0.0
($50.0)
($100.0)
$66.0
$35.1
$59.2
$55.3
2008
2009
LTM
2010E

Note: LTM as of September 30, 2010 and includes Zoran and Microtune.
(1) Operating profit is on a GAAP basis excluding one time items; business segment operating profit is based on Ramius estimates.
(2) 2010E status quo based on Wall Street Research GAAP operating profit estimates and excludes one time items.
(3) Pro Forma historical and estimates based on GAAP operating profit, excluding one time items, and include the DSC, Printer and Microtune cable business per Ramius estimates.

Our Nominees Have a Better Plan to Create Value at Zoran

By successfully implementing our plan, we believe that Zoran's stock could be worth substantially more than its current price

- Ramius' plan calls for the immediate exploration of alternatives for the Company's DTV and DVD businesses, as well as the significant reduction in expenses of Microtune's DTV business
- If by successfully implementing this plan, Zoran achieves $59.2 million of operating income, and assuming the stock trades at a 6x to 7x EBITDA multiple, Zoran would be worth between $13.45 to $14.75 per share, even without receiving any value from the DTV or DVD businesses
- Additional opportunities also exist for improvement in the DSC and Printer businesses

Pro Forma Stock Price of DSC, Printer, and Microtune Cable Businesses		($ in millions)
Estimated LTM EBITDA	$64.9	$64.9
Illustrative EBITDA Multiple	6.0x	7.0x
Enterprise Value	$389.6	$454.5
Estimated Net Cash	286.1	286.1
Market Cap.	$675.7	$740.6
Shares Outstanding	50.2	50.2
Stock Price	**$13.45**	**$14.75**
Premium to Stock Price on December 3, 2010	74.7%	91.5%

Note: Cash pro forma for Microtune acquisition

Stockholders Deserve a New Board Committed to Creating Value at Zoran

Note: Cash as of September 30, 2010, and pro forma for Microtune acquisition.
Note: Shares outstanding as of latest 10Q filed on November 5, 2010.

Our Nominees Have a Better Plan to Create Value at Zoran

Since announcing the consent solicitation on December 3, 2010, Zoran's stock price has significantly outperformed both the market and its peers

Summary Returns

As of January 14, 2011	
Russell 2000 Index	6.8%
NASDAQ Index	6.3%
Peer Group	11.8%
Zoran Corporation	**20.4%**
Outperformance to Peers	**8.6%**

Zoran Stock Price Chart (12/03/10 to 1/14/11)



130.0%
120.0%
110.0%
100.0%
90.0%
12/3/10
12/10/10
12/17/10
12/24/10
12/31/10
1/7/11
1/14/11
8.6% outperformance
ZRAN
Russell
Nasdaq
Peers

We Believe that the Recent Increase in Zoran Stock Price is Attributed to Ramius' Involvement and Plans to Significantly Enhance Value at Zoran

Source: Capital IQ from December 3, 2010 until January 14, 2011.
Peer Group sourced from Zoran 2010 proxy and includes ATHR, BRCM, CNXT, DLB, DSPG, EFII, MRVL, MSCC, NEWP, NVDA, OVTI, SIGM, SIMO, TRID and TQNT.

Zoran's Independent Directors Have Limited Relevant Industry Experience, Minimal Financial Interest, and an Average Board Tenure of 20 years

Name	Board Tenure	Age	Shares Held	Stock/ NASDAQ Perf. Since Joining	Stock Under-Perf. Since Joining	Relevant Industry Experience
Uzia Galil (Chairman)	1983	85	27,063 (0.1%)	-43.0%/ 149.6%	-192.6%	CEO & Chairman of Uzia Initiative and Management Ltd, a company specializing in the promotion and nurturing of new businesses associated with mobile communication, electronic commerce and medical informatics
James Meindl	1986	77	6,720 (0.0%)	-43.0%/ 149.6%	-192.6%	**Professor** at the Georgia Institute of Technology since 1993 Board of Sandisk Corp
Philip Young	1986	70	6,000 (0.0%)	-43.0%/ 149.6%	-192.6%	Managing member of USVP, a venture capital company from 1990 to 2009
Arthur Stabenow	1990	71	64,596 (0.1%)	-43.0%/ 149.6%	-192.6%	**Private Investor since 1999**. CEO of Micro Linear Corporation from 1986 to 1999. Director of Applied Micro Circuits
James Owens	2003	60	6,000 (0.0%)	-56.1%/ 70.1%	-126.2%	Consultant to companies in the semiconductor industry since 2005. CEO of Strasbaugh, a provider of semiconductor equipment from 2002 to 2005
Raymond Burgess	2005	51	2,000 (0.0%)	-15.8%/ 34.2%	-50.0%	President and CEO of Solar Power Technologies CEO of TeraVicta Technologies, a provider of brodband MEMS switches from November 2006 to February 2008, which **filed for bankruptcy on February 25, 2008**
Total	Average Tenure = 20 years	Average Age = 69 years				

The Performance of Zoran Has Been Unacceptable Under the Watch of This Board

Source: Company Proxy filed on April 29, 2010. Stock performance as of December 3, 2010 the date that Ramius publiclyfiled its initial consent solicitation.
(1) Ownership shares and percentages include only common stock.
(2) For Board tenure before 1995, stock performance calculated to IPO price of $13.50 on 12/14/95.

ISS Has Recommended Zoran Seek New Board Members For the Last Three Years

- **In 2010, ISS recommended a withhold vote for three of the Company's six independent directors, Uzia Galil, James Meindl, and Arthur Stabenow**
- The average tenure of the Board is 20 years
- Four of the Company's six independent directors are at least 70 years old, including the Chairman of the Board, who is 85 years old
- For each of the last three years, ISS has recommended Zoran seek new Board members, but Zoran has clearly been unwilling to do so

  ISS Stated:

  "ISS believes that boards with limited turn over may lack new perspectives that can add value to the boardroom. Many institutional investors believe that directors who serve on a board concurrently for many years may become less independent from management and, as such, less willing to act as advocates for shareholders. ISS encourages the board to seek new nominees to the board so that new viewpoints can be introduced."

Zoran Needs New Independent Directors to Provide the Company with the Oversight Necessary to Create Value for Stockholders

Ramius Nominees Have Strong Relevant Experience and a Vested Financial Interest in Zoran Succeeding

Name	Age	Relevant Industry Experience
Jon Castor	59	Former Founder and CEO of TeraLogic (now part of Zoran) until its sale to Oak Technology in 2002 (later acquired by Zoran in 2003 along with the acquisition of Oak Technology) Currently serves on the Board of ADPT Corporation, historically a provider of data center I/O solutions Previously served on the Board of Omneon (Chairman) until its sale to Harmonic; California Micro Devices until its sale to On Semiconductor; and Genesis Microchip until its sale to ST Microelectronics
Dale Fuller	52	Currently President and CEO of MokaFive, a venture-backed private desktop virtualization company Interim President and CEO of McAfee, Inc. (NYSE: MFE) a multi-billion dollar market cap computer software company from October 2006 through March 2007 President and CEO of Borland Software Corporation (Nasdaq:BORL) from 1999 until 2005 Previously served on the Board of Phoenix Technologies (Nasdaq: PTEC) until its sale in November 2010, Guidance Software (Nasdaq: GUID), and McAfee, Inc. (NYSE: MFE)
Thomas Lacey	52	Currently President and CEO of Phoenix Technologies, a provider of input-output software for personal computers since February 2010 President of Flextronics International's Component Division from 2006 to 2007 CEO of International Display Works from 2004 until its sale in 2006 to Flextronics Vice President, General Manager of Flash Product at Intel Corporation, managing full P&L responsibility for the $2 billion flash products group President Intel Americas and Vice President of Sales and Marketing at Intel
Jeffrey McCreary	53	Currently an independent management consultant Senior Vice President and manager of Worldwide Sales and Marketing at Texas Instruments from 1998 to 2005, where he directed the global sales organization and was responsible for $12 billion in revenue Currently serves as an independent board director of the Gennum Corporation and the Isola Group

Ramius Nominees Have Strong Relevant Experience and a Vested Financial Interest in Zoran succeeding

Name	Age	Relevant Industry Experience
Jeffrey Smith	38	Partner Managing Director of Ramius LLC, and Chief Investment Officer of the Ramius Value and Opportunity Fund Currently on the Board of Surmodics, Inc. Former Chairman of Phoenix Technologies from November 2009 until its sale in November 2010, and director of Actel Corporation, a provider of semiconductors from March 2009 until its sale in October 2010, S1 Corporation, Kensey Nash, Register.com, and Jotter Technologies
Edward Terino	57	President of GET Advisory Services, a strategic and financial management consulting firm focused on the technology and maritime industries Senior Vice President and Chief Financial Officer of Art Technology Group, a provider of Internet-based e-commerce and customer service software from 1996 to 2005 Currently serves on the Board of S1 Corporation, SeaChange International and Baltic Trading Limited Formerly on the Board of Phoenix Technologies from March 2009 until its sale in November 2010

Our Nominees Have Overseen a Number of Successful Turnarounds

Jon Castor:

California Micro Devices

Scenario: Joined the Board on July 9, 2009 in the middle of a proxy contest. While recruited by the existing board, also had support from lead investors including the activist investor. At the time, the company was losing money and trading only slightly above cash value with a stock price of $2.76 per share.

Steps taken:

- Board oversaw reduction in SG&A expenses while increasing revenue to attain operating profit for the first time in over two years
- As Chairman of the compensation committee, addressed the sizeable difference in incentives between investors and the executive team and adjusted executive compensation appropriately
- Board completed review of strategic options – which concluded with a plan to sell the company to a set of targeted strategic buyers

Result: On December 14, 2009, California Micro Devices announced that it would be acquired by On Semiconductor for $4.70 per share in cash. The acquisition price amounted to a 70% increase for stockholders only six months from when Jon joined the Board.

Omneon

Scenario: Joined Board of privately held Omneon in December 2006 to help prepare the venture capital backed leader in broadcast video servers for the "exit" liquidity event.

Steps taken:

- Elected Chairman of the board in 2007
- Co-managed a successful CEO transition in 2008
- Helped the new CEO lead Omneon through the 2009 recession and a profitable 2010 exit

Result: Achieved profitable exit for investors and employees in September 2010 when Omneon was acquired by Harmonic for almost $300 million in enterprise value.

Our Nominees Have Overseen a Number of Successful Turnarounds

Dale Fuller:

McAfee Inc.

Scenario: Joined Board in January 2006, then named interim CEO in October 2006 following an SEC investigation for accounting irregularities with stock option accounting. Prior to joining the Board, McAfee was generating slightly less than $1 billion in revenue

Steps taken:

- Overhauled accounting practices, policies and procedures
- Reduced workforce spending by approximately 20% by removing 5% of management
- Exited money losing product lines
- Streamlined and focused customer sales
- Transformed company from consumer security software company to a three pronged: Enterprise Security Protection, Small to Medium Business, and Consumer End Point Security, e-commerce software company
- Hired new CEO, David Dewalt who remained the CEO until the company's sale to Intel

Result: Stabilized business following departure of CEO, rationalized product lines and focused on revenue growth. Revenue improved by 10%, and operating profit improved by 15% in only two quarters. By the time Dale left as CEO, McAfee was generating almost $1.2 billion in revenue and the stock had increased by over 65% from when he joined the Board only a year and a half earlier.

WhoWhere / LYCOS

Scenario: Hired as CEO in 1996, company was a startup

Steps taken:

- Set strategy and raised two rounds (A and B) of investment
- Increased professional services, customer service organization and IT spending costs
- Focused Company in new product lines and expanding business
- Transformed company into the leading online community for personal homepages and email

Result: Within only two years the company was acquired and exited the market with a 60x return for round A investors and a 30x return for round B investors

Our Nominees Have Overseen a Number of Successful Turnarounds

Tom Lacey:

Phoenix Technologies

Scenario: Hired as CEO on February 26, 2010 – company was losing $21 million of operating income on $64 million in LTM revenue, and the stock was trading at $2.70 per share, after declining by over 80% the previous two years

Steps taken:

- Exited and sold non-core money losing businesses for approximately $20 million
- Significantly reduced SG&A and R&D costs to be in line with revenue
- Increased sales focus around core BIOS product
- Established short term roadmap to increase operating margins to 20%
- Hired investment bank to explore alternatives

Result: Increased operating margins from negative 32% to analyst expectations of 20% in a little over a year by reducing expenses and selling non-core money losing businesses. Sold company to Marlin Equity Partners for $4.20 per share in November 2010, a 55.5% increase in stockholder value in less than one year.

International Display Works

Scenario: Hired as CEO on September 14, 2004 – company was generating $39 million LTM revenue with minimal profit, and the market value of the company was $161 million

Steps taken:

- Streamlined sales organization to grow revenue
- Hired new Board members
- Raised over $60 million in a secondary offering

Result: In approximately two years, grew revenue by almost three times, significantly improved operating profits, and sold the company to Flextronics for approximately $300 million

Our Nominees Have Overseen a Number of Successful Turnarounds

Jeff McCreary:

Texas Instruments Military Products

Scenario: Took over business producing approximately $100 million in revenue and losing money

Steps taken:

- Resized all aspects of the business to match the revenue stream and market outlook
- Revamped the manufacturing strategy
- Exited money losing product lines
- Increased focus on must-win programs and increased sales focus

Result: Business became Texas Instruments' most profitable stand-alone business unit. Profits from operations exceeded 50% and cash flows averaged over $35 million per year the following decade

Texas Instruments Semiconductor Market Share

Scenario: Assumed responsibility for TI's worldwide sales and marketing organization ($12 billion per year revenue) – at the time the company was in a three year period of losing market share, with share loss in two major focus areas for the corporation (Digital Signal Processing and Analog)

Steps taken:

- Restructured the sales force towards a more customer focused, less product line focused organization
- Simplified metrics and drove accountability for revenue growth to lower levels
- Created and implemented a customer loyalty bootcamp targeting the key leadership of the company

Result: Market share gains in all targeted areas that continued for approximately six years

Our Nominees Have Overseen a Number of Successful Turnarounds

Jeff Smith:

Actel Corporation

Scenario: Joined Board of Actel on March 9, 2009 as part of a settlement agreement with the company. At the time, Actel was losing approximately $2.5 million per year on $212 million in revenue, and the stock was trading at $8.48 per share

Steps taken:

- Reduced R&D and SG&A expenses by a combined $26 million per year
- Instituted discipline around new investments adhering to strict return on invested capital guidelines
- Announced the retirement of the CEO and a new Chairman
- Hired a banker to explore a sale of the company

Result: Earnings improved dramatically with analysts projecting over $40 million in operating profit and 20% operating margins by 2011. On October 4, 2010, Actel announced the sale to Microsemi Corporation for $20.88 per share, an increase of 146% in a year and a half from when Jeff Smith joined the Board.

Phoenix Technologies

Scenario: Joined Board as Chairman of Phoenix on November 25, 2009 as part of a settlement agreement to replace a majority of the Board. At the time, Phoenix was losing approximately $23.6 million per year on $66 million in revenue and the stock was trading at $2.80 per share, after declining by over 80% in two years

Steps taken:

- Exited and sold non-core money losing businesses for approximately $20 million and re-focused company on core BIOS product
- Hired a new CEO
- Oversaw the establishment of a short term roadmap to increase operating margins to 20%
- Hired investment bank to explore alternatives

Result: Operating margins increased from -36% to analyst expectations of approximately 20% and the company was sold to Marlin Equity Partners for $4.20 per share in November 2010, a 50% increase for stockholders in only one year.

Our Nominees Have Overseen a Number of Successful Turnarounds

Ed Terino:

Art Technology Group

Scenario: Hired as CFO on October 1, 2001 - company was generating approximately $172 million in LTM revenue with LTM operating losses of $47 million, and a stock price of $0.61 per share

Steps taken:

- Reduced workforce headcount by approximately 35% which was over 300 employees
- Reduced professional service and customer service organization
- Exited money losing product lines
- Reduced expenses by over $80 million in approximately one year
- Renegotiated over $130 million in excess office space lease obligations for $35 million
- Transformed company from applications server software company to an e-commerce software company

Result: Within only one year, expenses were reduced by over $80 million and the stock had increased by 52%. By the time Mr. Terino left the company in June of 2005, the company had transformed itself into an e-commerce software company, was solidly profitable, and the stock had risen by 79%

Why Real Change is Required at Zoran Now

Significant Stock Price Underperformance and Stockholder Losses Over Any Time Period

Summary Returns

	As of December 3, 2010		
	1 year	3 year	5 year
Russell 2000 Index	28.5%	(0.5%)	9.5%
NASDAQ Index	19.2%	(1.7%)	14.0%
Peer Group	55.0%	4.4%	27.2%
Zoran Corporation	**(21.7%)**	**(65.0%)**	**(55.1%)**
Underperformance to Peers	**(76.8%)**	**(69.4%)**	**(82.3%)**

Five-Year Zoran Stock Price Chart (12/02/05 to 12/03/10)



200%
150%
100%
50%
0%
12/2/2005
12/2/2006
12/2/2007
12/2/2008
12/2/2009
12/2/2010
82.3% underperformance
ZRAN
Russell 2000 Index
NASDAQ Index
Peer Group

Three-Year Zoran Stock Price Chart (12/03/07 to 12/03/10)



150%
100%
50%
0%
12/3/2007
12/3/2008
12/3/2009
12/3/2010
69.4% underperformance
ZRAN
Russell 2000 Index
NASDAQ Index
Peer Group

One-Year Zoran Stock Price Chart (12/03/09 to 12/03/10)



200%
150%
100%
50%
12/3/2009
3/3/2010
6/3/2010
9/3/2010
12/3/2010
76.8% underperformance
ZRAN
Russell 2000 Index
NASDAQ Index
Peer Group

Source: Capital IQ as of December 3, 2010, the date that Ramius publicly filed its initial consent solicitation.
Peer Group sourced from Zoran 2010 proxy and includes ATHR, BRCM, CNXT, DLB, DSPG, EFII, MRVL, MSCC, NEWP, NVDA, OVTI, SIGM, SIMO, TRID and TQNT.

Why Real Change is Required at Zoran Now

Massive Destruction in Enterprise Value Overseen by this Management and Board

R&D and Acquisition Expenditures over the past Six Years Compared to Enterprise Value *($ in millions)*



$800.0
$600.0
$400.0
$200.0
$0.0
($200.0)
($400.0)
($600.0)
$800.0
Investment
EV
Destruction
($503.7)

Source: Capital IQ as of December 3, 2010, the date that Ramius publicly filed its initial consent solicitation
Note: Zoran enterprise value adjusted for $85m acquisition of Microtune closed 12/1/2010.

Why Real Change is Required at Zoran Now

Too Many Broken Promises and a Lack of Management and Board Credibility

DVD Segment

	Quote	Revenue
Q4 2007	"We continue to gain market share in DVD ... a trend we expect to continue ..."	$144.7
Q4 2008	"... we are making strides in our geographic expansion efforts... we are making a bet that there is going to be a Blu-Ray market in the future	$66.1
Q1 2010	"... we are encouraged by the latest market trends and believe we can emerge as the market leader in this segment."	$55.7
Q2 2010	"... we are already working with several manufacturers in the Blu-ray portable segment and expect to see several wins in the next few quarters."	$52.5

DSC Segment (Mobile Business)

	Quote	Revenue
Q4 2007	"Our mobile phone segment is making significant progress... we expect to create substantial growth opportunities for Zoran in the future."	NA
Q1 2008	We're going to be probably at the higher end of some of the numbers I've indicated ...between $30 and $50 million in revenue from mobile phones... The mobile phone business is doing really well ..."	$7.6
Q4 2008	"We believe we can really dominate ... we will be in the best camera-enabled cell phone or cell phones on the market"	$5.2
Q1 2009	"Interest has been solid, and we are currently working with customers on securing new design wins"	$4.8

DTV Segment

	Quote	Revenue
Q1 2010	We have a strong market position ... Our FRC is gaining very good momentum... we have a better solution	$137.6
Q2 2010	"... we are taking the necessary steps to regain traction and increase customer design wins ...our solutions... will be well received among customers and provide additional revenue opportunities."	$122.7
Q3 2010	"... we are seeing signs already. They are coming to us and they are working with us on new programs."	$100.5
12/13/10	"We expect to achieve our revenue and design win targets ... to contribute substantially to our growth and profitability in 2012..."	$82.6

12/13/10	"Zoran determined that it is in the best interest of the Company and its stockholders to discontinue investments in this product line."	**Q3 2009**	"During this quarter we discontinued development activity on our APPROACH processors for the multimedia mobile phone market"	???	???

Note: Revenue for DVD and DTV segment based on LTM revenue. Revenue for DSC Segment (mobile business) based on quarterly revenue as LTM revenue are not available for all dates.
Note: DTV Segment revenue for 12/13/2010 based on analyst estimates as of Q4 2010.

We Have Serious Concerns Regarding Zoran's Strategy

Zoran's strategy has failed to deliver value to stockholders

- The stock has dramatically underperformed both its peers and the market over the last one-, three-, and five-year periods, including losing more than half of its value over the last five years
- Poor allocation of capital in R&D and acquisitions over the last six years of $800 million, or $15.93 per share, has resulted in the destruction of over $500 million of enterprise value

Management and the Board have little credibility

- Failure by management and the Board to outline an integration plan for stockholders around the $85 million Microtune acquisition beyond the removal of public company costs
- Discontinuation of the APPROACH processor for mobile phones after a failure to produce positive results despite a promise of $30 - $50 million of annualized revenue
- The discontinuation of investments in the DVD segment ***only*** after Ramius highlighted its significant losses and despite previous comments only two quarters beforehand to **"emerge as the market leader."**
- Continued promises in DTV that have resulted in nothing but market share losses and revenue declines and a plan to penetrate the tier-one market that we believe will still result in substantial losses for the segment

Why Real Change is Required at Zoran Now

Stockholders deserve better

- Ramius' nominees have a better plan to create value for stockholders
- The current Board has limited relevant industry experience, has minimal vested financial interest, and has an average Board tenure of 20 years
- ISS has recommended the Company seek new Board members for each of the last three years and recommended a withhold vote from three members of the Board last year

Our nominees are committed to representing the best interests of all Zoran stockholders

- Ramius' nominees, five of whom are independent of Ramius, have the necessary business and financial experience to oversee a successful and prompt turnaround of Zoran

We Do Not Trust the Current Board to Properly Oversee This Company. It is Time for A Reconstituted Board That is Committed to Delivering Value to Stockholders

Appendix

- Director nominees
  - Jon Castor
  - Dale Fuller
  - Tom Lacey
  - Jeff McCreary
  - Jeff Smith
  - Ed Terino

Director Nominees

Jon Castor

Jon Castor age 59, has been a private investor and a member of public and private boards of directors since June 2004. He presently serves as a director of ADPT Corporation, historically a provider of data center I/O solutions, that is redeploying its capital toward new business operations. Mr. Castor has served as a member of ADPT Corporation's Board of Directors since 2006. He is also a member of a private company board. Previously, Mr. Castor served as Chairman of the Board of Omneon, a leader in broadcast video servers, from April 2007 until Harmonic acquired Omneon in September 2010. In addition, Mr. Castor previously served on the Board of Directors of California Micro Devices Corporation from July 2009 until its acquisition by ON Semiconductor in January 2010, and on the Board of Directors of Genesis Microchip from November 2004 until its acquisition by ST Microelectronics in January 2008. From 2003 to 2004, Mr. Castor was an executive with Zoran Corporation, as the Senior Vice President and General Manager of Zoran's DTV Division and then as a post-acquisition advisor to the CEO. From 2002 to 2003, Mr. Castor was the Senior Vice President and General Manager of the TeraLogic Group at Oak Technology Inc., a developer of integrated circuits and software for digital televisions and printers, which was acquired by Zoran. In 1996, Mr. Castor co-founded TeraLogic, Inc., a developer of digital television integrated circuits, software and systems, where he served in several capacities, including as its Chief Executive Officer and director from 2000 to 2002, when it was acquired, first by Oak Technology in 2002 and then indirectly in 2003 by Zoran when Zoran acquired Oak Technology. Mr. Castor holds an M.B.A. from the Stanford Graduate School of Business and a B.A. from Northwestern University.

Director Nominees

Dale Fuller

Dale Fuller age 52, is currently the President & CEO of MokaFive, a venture-backed private company. He also serves on the Board of Directors of AVG Technologies and Webgistix Corporation. Mr. Fuller has served as a director of Phoenix Technologies (NASDAQ: PTEC), Guidance Software (NASDAQ: GUID) and as a director and then as interim President and CEO of McAfee, Inc. (NYSE: MFE) from January 2006 through March 2007. Prior to joining McAfee, he was President and CEO of Borland Software Corporation (Nasdaq:BORL) from 1999 until 2005, and before Borland, President and CEO of WhoWhere? Corporation. In addition, he has held senior executive positions at Apple Computer, NEC, Motorola, and Texas Instruments. He holds an honorary doctorate from St. Petersburg State University.

Director Nominees

Tom Lacey

Tom Lacey age 52, is the President, Chief Executive Officer and a director of Phoenix Technologies Ltd., a recently publicly-traded global provider of basic input-output software for personal computers, and has served in those capacities since February 2010. Prior to joining Phoenix Technologies, Mr. Lacey had served as Corporate Vice President and General Manager of the SunFabTM Thin Film Solar Products group of Applied Materials, Inc. ("AMAT") since September 2009. Mr. Lacey previously served as President of Flextronics International's Components Division from 2006 to 2007. Mr. Lacey joined Flextronics in connection with the sale to Flextronics of NASDAQ-listed International Display Works, where Mr. Lacey had been Chairman, President and Chief Executive Officer from 2004 to 2006. Prior to International Display Works, Mr. Lacey held various management and executive positions at Intel Corporation for 13 years, including Vice President Sales and Marketing, President of Intel Americas, and Vice President and General Manager, Flash Products. Mr. Lacey holds a bachelor of arts degree in computer science from the University of California, Berkeley, and a masters of business administration degree from the Leavy School of Business at Santa Clara University.

Director Nominees

Jeff McCreary

Jeff McCreary age 53, is an independent management consultant, an outside director of two major corporations and author. Mr. McCreary is a former Senior Vice-President at Texas Instruments, where he was most recently the Manager of Worldwide Sales and Marketing (1998-2005) where he directed the global sales organization and was responsible for $12 billion dollars in revenue. Mr. McCreary held a variety of other executive positions within TI, including the General Manager of Advanced Logic Products and General Manager of Worldwide Military Semiconductors. He has led organizations conducting product design and development, manufacturing, marketing, and sales. His book, Creating the I in Team was published in 2007. McCreary currently serves as an independent board director of the Gennum Corporation (symbol GND.TO) and the Isola Group (privately held). He is also working as a special consultant to the National Hockey League (NHL) Coaches Association. Additionally, he is a long time member of the Board of Trustees of the Rose-Hulman Institute of Technology. McCreary holds a bachelor's degree in electrical engineering from the Rose-Hulman Institute of Technology and received an honorary doctorate in engineering from Rose in 2004.

Director Nominees

Jeff Smith

Jeff Smith age 38, is a Partner Managing Director of Ramius LLC, a subsidiary of Cowen Group, Inc. ("Cowen"). He is the Chief Investment Officer of Value and Opportunity Master Fund. Mr. Smith is a member of Cowen's Operating Committee and Cowen's Investment Committee. Prior to joining Ramius LLC in January 1998, he served as Vice President of Strategic Development for The Fresh Juice Company, Inc. While at Fresh Juice, Mr. Smith helped orchestrate three acquisitions quadrupling sales and doubling market value. He later initiated and completed the sale of The Fresh Juice Company to The Saratoga Beverage Group, Inc. Mr. Smith was the Chairman of the Board of Phoenix Technologies Ltd., a provider of core systems software products, services and embedded technologies, from November 2009 until the sale of the company in November 2010. He also served as a director of Actel Corporation, a provider of power management solutions, from March 2009 until its sale in October 2010. Mr. Smith is a director of SurModics, Inc. and a former member of the Board of Directors of S1 Corporation, Kensey Nash Corp., The Fresh Juice Company, Inc., and Jotter Technologies, Inc., an internet infomediary company. Mr. Smith served as a member of the Management Committee for Register.com, which provides internet domain name registration services. He began his career in the Mergers and Acquisitions department at Société Générale. Mr. Smith is a General Securities Registered Representative. As the Chief Investment Officer of Value and Opportunity Master Fund, he has significant experience evaluating companies from a financial, operational, and strategic perspective to identify inefficiencies and the resulting opportunities for value creation. Mr. Smith has particular expertise in assessing companies' balance sheets and capital structures to determine the best means of raising capital for growth or recapitalizing stressed situations.

Director Nominees

Ed Terino

Ed Terino age 57, is President of GET Advisory Services, LLC, a strategic and financial management consulting firm focused on the technology and maritime industries. From 2005 until December 2008, Mr. Terino served as the Chief Executive Officer and Chief Financial Officer of Arlington Tankers Ltd, an international seaborne transporter of crude oil and petroleum products, where he successfully led the merger of Arlington with General Maritime Corporation in late 2008. From 1996 to 2005, Mr. Terino held Senior Vice President and Chief Financial Officer positions with several enterprise software companies including Art Technology Group, Inc., a provider of Internet-based e-commerce and customer service software focused on the Global 1000 market. Prior to Art Technology Group, Inc., Mr. Terino served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Applix, Inc., a provider of business intelligence software solutions. Mr. Terino also spent eleven years at Houghton Mifflin Company, a leading educational publisher in the U.S. in various senior financial management positions and nine years at Deloitte & Touche in their consulting services group. Mr. Terino was appointed to serve as a Director of EBT International from October 1999 to March 2006, S1 Corporation from April 2007 to present, Phoenix Technologies Ltd. from November 2009 to November 2010, Baltic Trading Limited from March 2010 to present, and SeaChange International from July 2010 to present. He currently is Chairman of two Audit Committees and a member of two Compensation Committees.